Exhibit L

UNIVERSAL AMERICAN CORP.

STOCK OPTION AGREEMENT FOR DIRECTORS - 2007
UNDER 1998 INCENTIVE COMPENSATION PLAN (as amended)

                AGREEMENT made as of the 21st day of September, 2007 between UNIVERSAL AMERICAN CORP., a New York corporation (the “Company”), and each of the entities listed on the signature page hereof (each, a “Grantee”), in respect of the services of Matthew W. Etheridge, a partner in the Grantees’ affiliate Perry Capital LLC and the designee of the Grantees to serve on the Company’s Board of Directors in accordance with the Stockholders’ Agreement (the “Stockholders’ Agreement”) dated as of September 21, 2007 among the Company and the securityholders listed on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Company, for the purposes stated therein, has adopted the 1998 Incentive Stock Compensation Plan, as amended (the “Plan”) the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Mr. Etheridge serves as a Director of the Company at the designation of the Grantees in accordance with the Stockholders’ Agreement; and

WHEREAS, in accordance with the said Plan, the Board of Directors has determined the Grantees are eligible for and should be granted options pursuant to said Plan as herein below provided, and the Grantees desire to have such options;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, THE PARTIES HERETO AGREE AS FOLLOWS:

1)

GRANT OF OPTIONS. The Company hereby grants to the Grantees options to purchase an aggregate of 10,000 shares of the authorized and unissued Common Stock, par value $.01 per share, of the Company, in the amounts set forth in Annex A hereto, at the exercise price of $21.99 per share, as of the date set forth above (the "Grant Date"), upon and subject to the following terms and conditions:

a)

Each option may be exercised only after the expiration of one (1) year and before the expiration of five (5) years from the Grant Date, and, within such period, subject to Article 10 of the Plan, only at the following times and in the following amounts:

i)	After the expiration of one (1) year from the Grant Date, each option may be exercised to the extent of not more than ONE THIRD (33%) of the shares granted in Paragraph 1 hereof;

ii)	After the expiration of two (2) years from the Grant Date, each option may be exercised to the extent of not more than TWO THIRDS (67%) of the shares granted in Paragraph 1 hereof; and

iii)	After the expiration of three (3) years from the Grant Date, each option may be exercised as to ALL (100%) of the shares granted herein.

In the event, and to the extent, that any option is not exercised on or before the expiration of five (5) years from the Grant Date, as to any part or all of the shares which may be purchased under the option, the right to purchase such shares shall, upon the expiration of said five (5) years, completely lapse.

b)

Except as provided in Sections 3 and 4, below, this option may be exercised in each instance only if at the time of each exercise, a designee of the Grantees is a Director of the Company and the Grantees shall have maintained a designee on the Company’s Board continuously since the Grant Date, other than any periods reasonably required for the administrative process of replacing a designee who leaves or is removed from the Board.

c)

Each exercise of an option hereunder shall be by delivery to the Company, at its then principal office (attention of the Secretary) of written notice stating the number of shares to be purchased and a date (not less than ten (10) business days after the date of the notice) on which the purchase is to be made, accompanied by payment in full of the option price of such shares. The option price shall be payable in United States dollars in cash or by certified check, bank draft, postal or express money order; provided, however, that in lieu of payment in full in cash, a Grantee may, with the approval of the Administrator of the Plan, exercise its option by tendering to the Company shares of the Company’s Common Stock owned by it for at least six months and having a fair market value (as determined by the Administrator of the Plan in its absolute discretion) equal to the option price (or the balance thereof) applicable to the option. Upon each exercise of an option hereunder, the Company shall deliver to the Grantee personally or at such address as it may specify in the above-mentioned notice, on the purchase date stated in such notice, a certificate made out to the Grantee for the number of shares being purchased.

2)

TRANSFERABILITY OF OPTION. Each option granted under this Agreement will be exercisable only by the Grantee thereof. No option granted under this Plan shall be subject to execution, attachment, pledge, hypothecation or other process.

3)	TERMINATION OF RELATIONSHIP.

a)

If the Grantees shall cease to maintain a designee as a Director of the Company for any reason, then each Grantee may, but only within three (3) months next succeeding the date the grantees ceased to maintain such designee, exercise the options granted hereunder to the extent that it was entitled to exercise such option at the date of such cessation. In no event, however, shall any option be exercisable or exercised after the fifth anniversary of the Grant Date.

b)

This Agreement shall not confer upon any Grantee any right with respect to the continuance of its relationship with the Company nor shall it interfere in any way with its right or the right of the Company to terminate such relationship at any time.

4)

DILUTION AND OTHER ADJUSTMENTS. In the event that there is any change in the stock subject to the options granted hereunder through merger, consolidation or reorganization or similar event, or in the event of any dividend of the same class to holders of issued and outstanding stock of the same class, or the issuance to the holders of such stock of rights to subscribe to stock of the same class, or in the event of any split, combination or exchange of stock or other change in the capital structure of the Company, the Board of Directors of the Company shall make such adjustments in the options granted hereunder as it may deem equitable to prevent dilution or enlargement of the rights granted to the Grantees hereunder, and such adjustments, when so made, shall be conclusive and binding on the parties to this Agreement; provided, however, that nothing herein shall be construed as limiting or preventing the Company from exercising any right or power to make or enter into adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate or dissolve or to sell or transfer all or any part of its business or assets.

5)	REQUIREMENTS BY LAW.

a)

If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or any Grantee to take any action with respect to the shares of stock to be acquired upon the exercise of the options granted hereunder, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirement of law or regulation.

b)

No Grantee shall be, or shall be deemed to be, a holder of any shares subject to the options granted hereunder unless and until certificates for such shares are delivered to such Grantee in accordance with this Agreement, and no certificates may be delivered until the shares represented thereby are paid in full.

6)

BINDING EFFECT OF THE PLAN. Each Grantee represents that its representatives have read and understand the Plan and agrees to be bound by all of the terms and conditions thereof. Whenever capitalized terms are used in this Agreement, they shall have the meaning specified in the Plan.

7)

NOTICES. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantees at the address in the records of the Company for the Grantees or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any notice shall be deemed effective upon receipt  thereof  by the addressee.

8)	CHOICE OF LAW.THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

9)

SIGNATURES IN COUNTERPARTS. This Agreement may be signed in counterparts, which may be delivered by facsimile transmission, including by e-mail transmission of .pdf, .jpg, .gif, .tif or similar image files, and each of which shall be an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNIVERSAL AMERICAN CORP.

By: /s/ David Monroe

David Monroe
Senior Vice President

PERRY PARTNERS, L.P.,

By: PERRY CORP., its General Partner

By: /s/ Michael C. Neus

Michael C. Neus
General Counsel

PERRY PARTNERS INTERNATIONAL, INC.

By: PERRY CORP., its Investment Manager

By: /s/ Michael C. Neus
        Michael C. Neus

General Counsel

PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND, L.P.

By: PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND (CAYMAN) GP, L.L.C., its General Partner,

By: PERRY CORP., its Managing Member

By: /s/ Michael C. Neus
        Michael C. Neus

General Counsel

PERRY PRIVATE OPPORTUNITIES FUND, L.P.

By: PERRY PRIVATE OPPORTUNITIES FUND GP, L.L.C., its General Partner,

By: PERRY CORP., its Managing Member

By: /s/ Michael C. Neus
        Michael C. Neus

General Counsel

Annex A

Grantee	Number of Shares
Perry Partners L.P.	3,157
Perry Partners International Inc.	5,844
Perry Private Opportunities Offshore Fund, L.P.	154
Perry Private Opportunities Fund, L.P.	845
Total	10,000